UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2013

CENTERPOINT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	1-31447	74-0694415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 207-1111

CENTERPOINT ENERGY RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-13265	76-0511406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 207-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

The descriptions of the Master Formation Agreement, the agreements related thereto and the Commitment Letters set forth in Item 8.01 are incorporated by reference herein.

Item 8.01	Other Events.

On March 14, 2013, CenterPoint Energy, Inc. (“CenterPoint”) entered into a Master Formation Agreement (“MFA”) with OGE Energy Corp. (“OGE”) and two affiliates of ArcLight Capital Partners, LLC, Bronco Midstream Holdings, LLC (“Bronco I”) and Bronco Midstream Holdings II, LLC (together with Bronco I, the “Bronco Group”), pursuant to which CenterPoint, OGE and the Bronco Group have agreed to form a joint venture to own and operate the midstream businesses of CenterPoint and OGE (the “Midstream JV”) that will initially be structured as a private limited partnership. Subject to the satisfaction of specified closing conditions, including antitrust and other regulatory approvals, CenterPoint and its wholly owned subsidiary, CenterPoint Energy Resources Corp. (“CERC”), expect the transaction to close in the second or third quarter of 2013.

Pursuant to the MFA, CenterPoint Energy Field Services, LLC, a Delaware limited liability company and wholly owned subsidiary of CERC (“CEFS”), will be converted into a Delaware limited partnership that will become the Midstream JV. CERC will contribute to the Midstream JV CERC’s equity interests in each of CenterPoint Energy Gas Transmission Company, LLC, a Delaware limited liability company (“CEGT”), CenterPoint Energy – Mississippi River Transmission, LLC, a Delaware limited liability company (“MRT”), and certain of its other midstream subsidiaries and, subject to certain approvals, its interests in Southeast Supply Header, LLC, a Delaware limited liability company (“SESH”). OGE and the Bronco Group will indirectly contribute 100% of the equity interests of Enogex LLC (“Enogex”) to the Midstream JV.

At formation, CERC will hold 59 percent of the limited partner interests, OGE will hold 28 percent of the limited partner interests, and the Bronco Group will hold 13 percent of the limited partner interests in the Midstream JV, provided, however, if CERC is unable to obtain certain approvals required to contribute a 49.9 percent interest in SESH to the Midstream JV at formation, CERC will instead contribute a 24.95 percent interest in SESH to the Midstream JV at formation, resulting in a reduction of 0.664 percent in the CenterPoint Midstream JV limited partner interests at formation and an increase of 0.454 percent and 0.211 percent in the OGE and Bronco Group Midstream JV limited partner interests, respectively.

Following formation, CERC will have certain put rights, and the Midstream JV will have certain call rights, exercisable with respect to any interest in SESH retained by CERC following the formation of the Midstream JV, under which CERC would contribute to the Midstream JV CERC’s retained interest in SESH at a price equal to the fair market value of such interest at the time the put right or call right is exercised. If CERC were to exercise such put right or the Midstream JV were to exercise such call right, CERC’s retained interest in SESH would be contributed to the Midstream JV in exchange for consideration consisting of a specified number of limited partnership units and, subject to certain restrictions, a cash payment, payable either from CERC to the Midstream JV or from the Midstream JV to CERC, in an amount such that the total consideration exchanged is equal in value to the fair market value of the contributed interest in SESH.

The Midstream JV will be equally controlled by CERC and OGE, who will each own 50% of the management rights in the general partner of the Midstream JV. CERC and OGE will also own a 40% and 60% interest, respectively, in any incentive distribution rights to be held by the general partner of the Midstream JV following an initial public offering of the Midstream JV. In addition, for a period of time after formation, the Bronco Group will have board observation rights and approval rights over certain material activities of the Midstream JV, including material increases in capital expenditures and certain equity issuances, entering into transactions with related parties and acquiring, pledging or disposing of certain material assets. The general partner of the Midstream JV will initially be governed by a board made up of an equal number of representatives designated by each of CenterPoint and OGE.

CEFS provides natural gas gathering and processing services for certain natural gas fields in the Mid-continent region of the United States that interconnect with CEGT’s and MRT’s pipelines, as well as other interstate and intrastate pipelines. As of December 31, 2012, CEFS gathered an average of approximately 2.5 billion cubic feet (“Bcf”) per day of natural gas. In addition, CEFS has the capacity available to treat up to 2.5 Bcf per day and process nearly 625 million cubic feet per day of natural gas. CEGT is an interstate pipeline that provides natural gas transportation, storage and pipeline services to customers principally in Arkansas, Louisiana, Oklahoma and Texas and includes the 1.9 Bcf per day pipeline from Carthage, Texas to Perryville, Louisiana, which CEGT operates as a separate line with a fixed fuel rate. MRT is an interstate pipeline that provides natural gas transportation, storage and pipeline services to customers principally in Arkansas, Illinois and Missouri. CERC indirectly owns a 50 percent interest in SESH, which owns a 1.0 Bcf per day, 274-mile interstate pipeline that runs from the Perryville Hub in Louisiana to Coden, Alabama. A wholly owned indirect subsidiary of Spectra Energy Corp. owns the remaining 50 percent interest in SESH.

Enogex a midstream natural gas pipeline business with principal operations in Oklahoma. Enogex is a provider of integrated natural gas midstream services in the major producing basins of Oklahoma and portions of the Texas Panhandle. With approximately 8,900 miles of pipelines, nine processing plants, 24 billion cubic feet of storage, and more than 2.5 million net acres dedicated, including dedications in the Granite Wash, Cleveland Sands, Tonkawa, Cana Woodford, Colony Wash and Mississippi Lime plays, Enogex is engaged in the gathering, processing, transportation and storage of natural gas. During 2012, Enogex gathered an average of 1.41 trillion British thermal units per day (“TBtu/d”), processed an average of 0.98 TBtu/d and transported an average of 2.08 TBtu/d.

Pursuant to a Registration Rights Agreement to be entered into upon the closing of the transactions contemplated by the MFA, CenterPoint and OGE will agree to initiate the process for the sale of an equity interest in the Midstream JV in an initial public offering (the “IPO”) after formation. CNP and CERC can give no assurances that the IPO will be consummated. Prior to consummating the IPO, CNP, OGE and the Midstream JV will need to complete the negotiation of the financial and other terms, including the initial public offering price. In addition, consummation of the IPO is subject to market conditions. For so long as the Bronco Group maintains a minimum ownership percentage, the Bronco Group is entitled to consult with the Midstream JV in connection with the IPO. The Midstream JV has agreed to file a registration statement for the IPO within 12 months after the closing and, subject to limited exceptions, consummate the IPO within 180 days of the filing of the registration statement. This report does not constitute an offer to sell or the solicitation of any offer to buy, the equity of the Midstream JV. Any offers or solicitations of offers to buy, or any sales of securities, will only be made in accordance with the registration requirements of the Securities Act of 1933 or an exemption therefrom.

The transaction is subject to a number of closing conditions, including antitrust and other regulatory approvals, bank consents and other customary closing conditions, which may not be received or may take longer than expected. In addition, it is a condition to closing that the Midstream JV enter into a $1.05 billion 3-year senior unsecured term loan facility (the “Term Loan”) and repay $1.05 billion of intercompany indebtedness owed to CERC. CenterPoint and Enogex LLC have signed a commitment letter dated March 14, 2013 with Citigroup Global Markets, Inc. (“CGMI”), UBS Securities LLC (“UBS Securities”) and UBS Loan Finance LLC (“UBS Loan Finance”) for the Term Loan, pursuant to which a lending affiliate of CGMI and UBS Loan Finance have committed to provide the full amount of the Term Loan, subject to the satisfaction of certain conditions, but have the ability to syndicate their commitments under the credit facility to additional lenders to be determined following a syndication process that is currently underway. CERC will provide a guarantee of collection of the Midstream JV’s obligations under the Term Loan, which guarantee will be subordinated to all senior debt of CERC. CenterPoint and OGE have agreed to use their commercially reasonable efforts to cause the Midstream JV to enter into a $1.4 billion senior unsecured revolving credit facility (the “Revolving Credit Facility”) at or prior to closing. CenterPoint and Enogex LLC have signed a commitment letter dated March 14, 2013 with CGMI, UBS Securities and UBS Loan Finance for the Revolving Credit Facility, pursuant to which (1) a lending affiliate of CGMI and UBS Loan Finance have collectively committed to provide $400 million of the Revolving Credit Facility, subject to the satisfaction of certain conditions (including obtaining commitments from other lenders of at least $600 million), and (2) CGMI and UBS Securities have agreed to use their best efforts to arrange a syndicate of lenders for the balance of the Revolving Credit Facility. The commitment letters described in this paragraph are referred to as the “Commitment Letters.”

Certain of the entities contributed to the Midstream JV by CERC are obligated on approximately $363 million of indebtedness owed to a wholly owned subsidiary of CERC that is scheduled to mature in 2017. At February 28, 2013, Enogex was obligated on approximately $700 million, in the aggregate, in indebtedness under its term loan, its revolving credit agreement and two series of its senior notes maturing in years 2014 and 2020.

Consummation of the transaction is also subject to other risks and uncertainties, such as the possibility that either CenterPoint, OGE or the Bronco Group could exercise its respective termination rights under the MFA, including under circumstances in which one or more of the conditions described above have not been satisfied by December 31, 2013. Until closing, CenterPoint will be required to cause its midstream operations that are to be contributed to the Midstream JV, and OGE will be required to cause Enogex, to conduct operations in the ordinary course and consistent with past practice.

Upon consummation of the transactions contemplated by the MFA and subject to the exceptions provided below, pursuant to the terms of an Omnibus Agreement to be entered into among OGE, the Bronco Group and CenterPoint, each of CenterPoint and OGE will be required to hold or otherwise conduct all of its respective Midstream Operations (as defined below) located within the United States in the Midstream JV. This restriction will cease to apply to both CenterPoint and OGE as soon as either CenterPoint or OGE ceases to hold (i) any interest in the general partner of the Midstream JV or (ii) at least 20 percent of the limited partner interests of the Midstream JV. “Midstream Operations” generally means, subject to certain exceptions, the gathering, compression, treatment, processing, blending, transportation, storage, isomerization and fractionation of crude oil and natural gas, its associated production water and enhanced recovery materials such as carbon dioxide, and its respective constituents and the following products: methane, natural gas liquids (Y-grade, ethane, propane, normal butane, isobutane and natural gasoline), condensate, and refined products and distillates (gasoline, refined product blendstocks, olefins, naphtha, aviation fuels, diesel, heating oil, kerosene, jet fuels, fuel oil, residual fuel oil, heavy oil, bunker fuel, cokes, and asphalts), to the extent such activities are located within the United States.

In addition, if CenterPoint or OGE acquires any assets or equity of any person engaged in Midstream Operations with a value in excess of $50 million (or $100 million in the aggregate with such party’s other acquired Midstream Operations that have not been offered to the Midstream JV), the acquiring party will be required to offer the Midstream JV the opportunity to acquire such assets or equity for such value; provided, that the acquiring party will not be obligated to offer any such assets or equity to the Midstream JV if the acquiring party intends to cease using them in Midstream Operations within 12 months. If the Midstream JV does not exercise its option, then the acquiring party will be free to retain and operate such Midstream Operations; provided, however, that if the fair market value of such Midstream Operations is greater than 66 2/3 percent of the fair market value of all of the assets being acquired in such transaction, then the acquiring party will be required to dispose of such Midstream Operations within 24 months.

As long as the Bronco Group has board observation rights, the Bronco Group will be prohibited from pursuing any transaction independently from the Midstream JV (i) if the Bronco Group’s consent is required for the Midstream JV to pursue such transaction and (ii) the Bronco Group affirmatively votes not to consent to such transaction.

The MFA has been attached as an exhibit to this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Midstream JV, CenterPoint, OGE or the Bronco Group or any of their respective affiliates or businesses. The representations, warranties, covenants and agreements contained in the MFA were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the MFA instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and security holders are not third-party beneficiaries under the MFA and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Midstream JV, CenterPoint, OGE or the Bronco Group or any of their respective affiliates or businesses. Moreover, the assertions embodied in the representations and warranties contained in the MFA are qualified by information in disclosure letters that the parties have exchanged. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts of the Midstream JV, CenterPoint, OGE or the Bronco Group or any of their respective affiliates or businesses. Information concerning the subject matter of the representations and warranties may change after the date of the MFA, which subsequent information may or may not be fully reflected in CenterPoint’s or CERC’s public disclosures.

The foregoing descriptions of the MFA, the agreements related thereto and the Commitment Letters are only summaries, do not purport to be complete and are qualified in their entirety by reference to the full text of such documents. A copy of the MFA, including the forms of the Assignment, CERC Contribution Agreement, CERC Intercompany Notes, CenterPoint Services Agreement, Enogex Holdings II LLC Agreement, Enogex Holdings Contribution Agreement, Employee Transition Agreement, General Partner LLC Agreement, OGE Services Agreement, Omnibus Agreement, Midstream JV Partnership Agreement, Registration Rights Agreement, Midstream JV Tax Sharing Agreement and General Partner Tax Sharing Agreement, is filed as Exhibit 2.1 hereto, and is incorporated herein by reference. Copies of the Commitment Letters are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Forward-Looking Statements

This filing contains forward-looking statements, which are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the MFA; (2) the inability to complete the proposed transaction due to, among other things, the failure to satisfy the conditions set forth in the MFA; (3) the failure by Midstream JV to obtain the necessary debt financing arrangements set forth in the Commitment Letters; (4) the inability to consummate the proposed IPO in a timely manner or at all; (5) risks that the proposed transaction disrupts current plans and operations of CenterPoint or CERC; (6) potential difficulties in employee retention as a result of the proposed transaction; (7) the ability to recognize the benefits of the proposed transaction; and (8) other factors described in CenterPoint’s and CERC’s filings with the Securities and Exchange Commission. Many of the factors that will determine the outcome of the subject matter of this filing are beyond the ability of CenterPoint or CERC to control or predict. CenterPoint and CERC can give no assurance that the conditions to transaction will be satisfied. Except as required by law, CenterPoint and CERC undertake no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Master Formation Agreement dated March 14, 2013 by and among CenterPoint Energy, Inc., OGE Energy Corp., Bronco Midstream Holdings, LLC and Bronco Midstream Holdings II, LLC.*

10.1	Commitment Letter dated March 14, 2013 by and among CenterPoint Energy, Inc., Enogex LLC, Citigroup Global Markets Inc., UBS Loan Finance LLC and UBS Securities LLC relating to a $1,050,000,000 3-year unsecured term loan facility.

10.2	Commitment Letter dated March 14, 2013 by and among CenterPoint Energy, Inc., Enogex LLC, Citigroup Global Markets Inc., UBS Loan Finance LLC and UBS Securities LLC relating to a $1,400,000,000 5-year unsecured revolving credit facility.

*	Pursuant to the rules of the Commission, the remaining schedules and similar attachments to the agreement have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.

Date: March 18, 2013	By:	/s/ Christopher J. Arntzen
Christopher J. Arntzen
Vice President, Deputy General Counsel and Assistant Corporate Secretary

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY RESOURCES CORP.

Date: March 18, 2013	By:	/s/ Christopher J. Arntzen
Christopher J. Arntzen
Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Master Formation Agreement dated March 14, 2013 by and among CenterPoint Energy, Inc., OGE Energy Corp., Bronco Midstream Holdings, LLC and Bronco Midstream Holdings II, LLC.*

10.1	Commitment Letter dated March 14, 2013 by and among CenterPoint Energy, Inc., Enogex LLC, Citigroup Global Markets Inc., UBS Loan Finance LLC and UBS Securities LLC relating to a $1,050,000,000 3-year unsecured term loan facility.

10.2	Commitment Letter dated March 14, 2013 by and among CenterPoint Energy, Inc., Enogex LLC, Citigroup Global Markets Inc., UBS Loan Finance LLC and UBS Securities LLC relating to a $1,400,000,000 5-year unsecured revolving credit facility.

*	Pursuant to the rules of the Commission, the remaining schedules and similar attachments to the agreement have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.